UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2025

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 World Trade Center, 85th Floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (844) 384-5069

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share;	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. Submission of Matters to a Vote of Security Holders

Form 8-K Disclosure – Special Meeting of Shareholders
December 17, 2025

On December 15, 2025, Unicoin Inc. ended the shareholder voting which followed the December 5, 2025, Special Meeting of Shareholders. The votes, tallied on December 17, 2025, showed that shareholder by overwhelming majority supported the recommendations of the Company’s Chief Executive Officer to adjust the business strategy and structure to comply with the new SEC criteria for non-security cryptocurrencies, announced by the SEC Chair on November 12, 2025.

Specifically, the first proposal was approved by 98.7% of votes:

“To comply with the new SEC requirements for non-security tokens, approve the transfer of the Unicoin brand and all essential managerial efforts” to develop and promote unicoins from Unicoin Inc. to the Unicoin Foundation.”

The second proposal was approved by 98.8% of votes:

“Approve the redesignation of ú unicoins as a governance token of the Unicoin Foundation, enabling community-based decision-making with voting based on a “one coin = one vote” basis.”

Company will implement the shareholder-approved measures and will provide additional updates as required under SEC reporting obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Alex Konanykhin
Name:	Alex Konanykhin
Title:	Chief Executive Officer

Dated: December 17, 2025

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